Exhibit 99.4

Financial Statements of

MARCEL DESROCHERS INC.

Year ended November 30, 2006

KPMG LLP	Telephone	(514) 840-2100
Chartered Accountants	Telefax	(514) 840-2187
600 de Maisonneuve Blvd. West	Internet	www.kpmg.ca
Suite 1500
Tour KPMG
Montréal, Québec H3A 0A3

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Marcel Desrochers Inc.:

We have audited the accompanying balance sheet of Marcel Desrochers Inc. as of November 30, 2006, and the related statements of earnings, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marcel Desrochers Inc. as of November 30, 2006, and the results of its operations and its cash flows for the year then ended in conformity with Canadian generally accepted accounting principles.

Canadian generally accepted accounting principles vary in certain significant respects from US generally accepted accounting principles. Information relating to the nature and effect of such differences is presented in note 15 to the financial statements.

KPMG LLP

Montréal, Canada

November 16, 2007

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative KPMG Canada provides services to KPMG LLP.

MARCEL DESROCHERS INC.

Financial Statements

Year ended November 30, 2006

MARCEL DESROCHERS INC.

Balance Sheet

November 30, 2006, with comparative figures for 2005

	2006	2005
		(Unaudited - note 13)

Assets
Current assets:
Cash and cash equivalents	$1,388,229	$1,338,859
Accounts receivable (note 2)	1,046,652	1,094,812
Inventories (note 3)	1,020,977	1,051,399
Future income taxes	19,467	—
Prepaid expenses	41,949	57,535
	3,517,274	3,542,605

Property, plant and equipment (note 4)	2,146,966	2,266,338

Future income taxes	11,822	7,843

	$5,676,062	$5,816,786
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities (note 6)	$232,335	$261,846
Income taxes payable	48,896	386,944
Warranty liability	74,102	39,773
Dividends payable (note 8)	100,000	—
Customer deposits	—	54,525
Future income taxes	—	1,453
Mortgage loan (note 7)	776,120	861,140
Redeemable shares (notes 8 and 13)	2,611,807	2,861,832
	3,843,260	4,467,513
Shareholders’ equity:
Share capital (note 9)	1	1
Retained earnings	1,832,801	1,349,272
	1,832,802	1,349,273
Subsequent event (notes 7 and 14)
	$5,676,062	$5,816,786

See accompanying notes to financial statements.

MARCEL DESROCHERS INC.

Statement of Earnings

Year ended November 30, 2006, with comparative figures for 2005

	2006	2005
		(Unaudited - note 13)

Sales	$3,657,564	$4,676,328

Cost of goods sold	1,821,441	2,054,489

Gross profit	1,836,123	2,621,839

Operating expenses:
Selling, general and administrative	564,522	747,724
Research and development (note 12 (c))	15,207	39,383
Amortization of property, plant and equipment	170,895	169,507
Loss on disposal of property, plant and equipment	2,005	—
Interest on long-term debt	52,203	63,822
Foreign exchange	12,901	13,112
	817,733	1,033,548

Earnings before other items	1,018,390	1,588,291

Other items:
Other revenues	51,238	47,534
Dividend on redeemable shares	(130,000)	—
	(78,762)	47,534
Earnings before income taxes	939,628	1,635,825

Income taxes:
Current	344,185	477,941
Future	(24,899)	(15,099)
	319,286	462,842

Net earnings	$620,342	$1,172,983

See accompanying notes to financial statements.

MARCEL DESROCHERS INC.

Statement of Retained Earnings

Year ended November 30, 2006, with comparative figures for 2005

	2006	2005
		(Unaudited - note 13)

Retained earnings, beginning of year:
As previously reported	$1,349,272	$2,704,746)
Excess of redemption value of redeemable shares over carrying value (note 13)	—	(2,528,457)
As restated	1,349,272	176,289

Excess of redemption value of Class A shares over book value (note 9)	(149,974)	—

Dividend tax refund, net	13,161	—

Net earnings	620,342	1,172,983

Retained earnings, end of year	$1,832,801	$1,349,272

See accompanying notes to financial statements.

MARCEL DESROCHERS INC.

Statement of Cash Flows

Year ended November 30, 2006, with comparative figures for 2005

	2006	2005
		(Unaudited - note 13)

Cash flows from operating activities:
Net earnings	$620,342	$1,172,983
Adjustments to:
Amortization of property, plant and equipment	170,895	169,507
Loss on disposal of property, plant and equipment	2,005	—
Foreign exchange	6,016	8,460
Future income taxes	(24,899)	21,121
Unpaid dividend on redeemable shares (note 8)	100,000	—
Net changes in operating assets and liabilities (note 12)	(318,587)	(60,675)
	555,772	1,311,396

Cash flows from financing activities:
Repayment of long-term debt	(85,020)	(1,099,094)
Redemption of shares (notes 8 and 9)	(399,999)	—
Increase in long-term debt	—	920,000
Dividend tax refund	13,161	—
	(471,858)	(179,094)

Cash flows from investing activities:
Decrease (increase) in due from a related company	25,000	(25,000)
Additions to property, plant and equipment	(59,228)	(210,563)
Proceeds from disposal of property, plant and equipment	5,700	—
	(28,528)	(235,563)

Foreign exchange loss on cash and cash equivalents denominated in foreign currency	(6,016)	(8,460)
Net increase in cash and cash equivalents	49,370	888,279

Cash and cash equivalents, beginning of year	1,338,859	450,580

Cash and cash equivalents, end of year	$1,388,229	$1,338,859

Supplemental cash flow information:
Cash	$1,365,061	$1,116,838
Cash in foreign currency	23,168	222,021

	$1,388,229	$1,338,859

See accompanying notes to financial statements.

MARCEL DESROCHERS INC.

Notes to Financial Statements

Year ended November 30, 2006

The Company was incorporated under Part 1A of the Quebec Companies Act. Its main business activity is the manufacture of movie theatre equipment.

1.              Significant accounting policies:

(a)           Cash and cash equivalents:

The policy of the entity is to disclose bank balances under cash and cash equivalents, including bank overdrafts with balances that fluctuate frequently from being positive to overdrawn and highly liquid investments with an original maturity of three months or less.

(b)       Inventories:

Raw materials cost is determined using the average cost method. Inventories are valued at the lower of cost and net realizable value. Finished goods include raw materials, direct labour and factory overhead.

(c)           Property, plant and equipment:

Property, plant and equipment are recorded at cost. Amortization is based on their estimated useful life using the declining balance method at the following rates:

Asset	Rate

Building	5%
Machinery and equipment, rolling stock and computer equipment	30%
Painting equipment	10%

(d)  Impairment of long-lived assets:

Long-lived assets, consisting of property, plant and equipment are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for long-lived assets, when the carrying amount of an asset to be held and used exceeds the sum of the undiscounted cash flows expected from its use and disposal; the impairment recognized is measured as the amount by which the carrying amount of the net asset exceeds its fair value. Fair value is the estimated value at which the asset would be bought or sold in a transaction between willing parties.

(e)            Income taxes:

The Company applies the asset and liability method to account for income taxes. Under this method, future income tax assets and liabilities are determined based on the differences between the financial reporting and the tax basis of assets and liabilities and are measured using substantively enacted tax rates and laws that are expected to be in effect in the periods in which the future tax assets or liabilities are expected to be realized or settled. The Company establishes a valuation allowance against future income tax assets if, based on available information, it is more likely than not that some or all of the future income tax assets will not be realized.

(f)           Redeemable shares:

In accordance with EIC–149 – Accounting for retractable or mandatorily redeemable shares, the Company has accounted for shares that are redeemable, at the option of the holder, as liabilities as they do not participate on a prorata basis in the residual equity of the Company.

(g)           Revenue recognition:

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Sales made under agreements allowing for rights of return are recognized at the time of sale to these customers. Estimated returns are recorded as a reduction of revenue at the time of revenue recognition. Estimates are based on historical experience and other relevant factors.

(h)        Research and development expenses:

Research costs are expensed as incurred. Development costs are charged against income in the year of expenditure unless a development project meets the criteria under generally accepted accounting principles for deferral and amortization. Deferred development costs are amortized using the straight-line method over a period of three years beginning in the year of commercialization.

(i)            Foreign currency translation:

Assets and liabilities in foreign currencies are translated into Canadian dollars using current exchange rates for monetary assets and liabilities, historical exchange rates for non-monetary assets and liabilities, and the average exchange rate during the year for revenues and expenses, except for amortization, which is translated at the historical exchange rate of the corresponding non-monetary assets. Exchange gains and losses arising on translation are included in income in the period incurred.

(j)            Guarantees:

In the normal course of business, the Company enters into various agreements that may contain features that meet the definition of a guarantee. A guarantee is defined to be a contract (including an indemnity) that contingently requires the Company to make payments to a third party based on (i) changes in an underlying interest rate, foreign exchange rate, equity or commodity instrument, index or other variable, that is related to an asset, a liability or an equity security of the counterparty, (ii) failure of another party to perform under an obligating agreement or (iii) failure of another party to pay its indebtedness when due.

A liability is recorded when the Company considers probable that a payment relating to a guarantee has to be made to the other party by the contract or agreement.

(k)         Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses for the period reported.

Significant areas requiring the use of management estimates include estimating the provision for bad debts, estimating the provision for inventory obsolescence, estimating the useful lives of property, plant and equipment, research tax credits receivable, estimating the warranty provision and future tax assets. The reported amounts and note disclosures are determined to reflect the most probable set of economic conditions and planned courses of action. Actual results could differ from those estimates.

2.              Accounts receivable:

	2006	2005
		(Unaudited)

Trade, net of allowance for doubtful accounts of $79,931 (2005 - $56,698)	$1,024,837	$1,021,777
Sales taxes	21,815	32,631
Due to a related company, non-interest bearing	—	25,000
Other	—	15,404

	$1,046,652	$1,094,812

3.            Inventories:

	2006	2005
		(Unaudited)

Raw materials and work in process	$841,565	$828,255
Finished goods	179,412	223,144

	$1,020,977	$1,051,399

4.            Property, plant and equipment:

			2006	2005
				(Unaudited)
	Cost	Accumulated amortization	Net carrying value	Net carrying value

Land	$69,626	$—	$69,626	$69,626
Building	2,548,764	727,952	1,820,812	1,775,480
Machinery and equipment	543,847	415,963	127,884	120,723
Painting equipment	157,500	83,261	74,239	82,488
Rolling stock	119,778	73,183	46,595	74,269
Computer equipment	42,103	34,293	7,810	10,971
Assets under construction	—	—	—	132,781

	$3,481,618	$1,334,652	$2,146,966	$2,266,338

5.            Bank loan:

The Company has an authorized line of credit of $500,000, at the prime rate plus 0.25% renewable each year. The bank loan is secured by accounts receivable and inventories and is repayable on demand. The balance of the line of credit as at November 30, 2006 is nil (2005 - nil unaudited).

6.            Accounts payable and accrued liabilities:

	2006	2005
		(Unaudited)

Trade	$126,939	$106,228
Accrued liabilities	105,396	155,618

	$232,335	$261,846

7.               Mortgage loan:

The mortgage loan bears interest at a rate of prime plus 0.75%, is repayable in weekly instalments of $1,635 plus interest and is secured by land and building with a carrying value of $1,890,438. The loan was repaid in full on August 24, 2007.

8.               Redeemable shares:

Authorized:

Unlimited number of non-participating, non-voting Class B shares, ranking ahead of Classes A, C, D, E and F shares but after Classes G and H, with a yearly preferential and non-cumulative dividend of 7% calculated on the redemption price, redeemable and retractable at the fair value of consideration received upon issue

Unlimited number of Class C shares, ranking ahead of Classes A, D and E shares but after Classes B, G and H, with a yearly preferential and non-cumulative dividend of 6% calculated on the redemption price, redeemable and retractable at the fair value of consideration received upon issue

Unlimited number of Class D shares, ranking ahead of Classes A and E shares but after Classes B, C, D, G and H, with a yearly preferential and non-cumulative dividend of 9% calculated on the redemption price, redeemable and retractable at the fair value of consideration received upon issue

Unlimited number of non-participating, voting Class F shares, ranking ahead of Class A shares but after all other classes of shares, ten (10) votes per share, redeemable and retractable at the amount received upon issue

Unlimited number of non-participating, non-voting Class G shares, ranking ahead of Classes A, B, C, D and E shares but after Class H, with a monthly preferential and non-cumulative dividend of 1/16 x (prime +1%) calculated on the redemption price, redeemable and retractable at the fair value of consideration received upon issuance

Unlimited number of non-participating, non-voting Class H shares ranking ahead of all other classes of shares except for Class F, with a monthly preferential and non-cumulative dividend of 1/16 x (prime +1%) calculated on the redemption price, redeemable and retractable at the fair value of consideration received upon issuance.

	2006	2005
		(Unaudited -note 13)

Issued:
2,538,722 Class B shares (2005 - 2,872,038 unaudited)	$1,904,028	$2,154,028
500,000 Class C shares (2005 - 500,000 unaudited)	375,000	375,000
51,300 Class D shares (2005 - 51,300 unaudited)	332,704	332,704
75 Class F shares (2005 - 100 unaudited)	75	100

	$2,611,807	$2,861,832

During the year, the Company redeemed 333,316 Class B shares and 25 Class F shares for a cash consideration of $250,000 and $25, respectively.

On November 30, 2006, the Company declared a $130,000 dividend on the Class B shares. The dividend was charged to earnings and $100,000 remains unpaid at the end of the year.

9.             Share capital:

Authorized:

Unlimited number of non-voting and participating Class A shares

	2006	2005
		(Unaudited)

Issued and outstanding:
75 Class A shares (2005 - 100 shares unaudited)	$1	$1

During the year, the Company redeemed 25 Class A shares for a cash consideration of $149,974. The excess cash consideration over the carrying value of the shares was accounted for as a reduction of retained earnings.

10.      Financial instruments:

(a)            Credit risk:

Credit risk results from the possibility that a loss may occur from the failure of another party to perform according to the terms of the contract. Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, short-term investments and accounts receivable. Cash is maintained with a high credit quality financial institution. For accounts receivable, the Company performs periodic credit evaluations and typically does not require collateral. Allowances are maintained for potential credit losses consistent with the credit risk, historical trends, general economic conditions and other information.

As of November 30, 2006, 54% of trade receivables were due from three customers.

(b)           Foreign currency risk:

The Company is subject to foreign currency exchange risk as its revenues are primarily received in U.S. dollars and other currencies while a significant portion of its expenses are paid in Canadian dollars. Its consolidated profitability could therefore be affected by the Canadian/U.S. dollar exchange rate and other exchange rates relative to the Canadian dollar, which exchange rates may fluctuate over time and cannot be accurately predicted. The Company does not use derivative financial instruments to manage its currency exposure.

(c)            Fair value:

Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

The Company has determined that the carrying values of the Company’s short-term financial assets and liabilities are reasonable estimates of their fair values due to the relatively short periods to maturity of these instruments.

11.      Income taxes:

Variations of income tax expense from the basic Canadian federal and provincial combined tax rates applicable to income from operations before income taxes are as follows:

	2006		2005
			(Unaudited)

Income taxes on earnings at the composite statutory rate	$300,680	32.0%	$507,106	31.0%

Add (deduct) tax effect of the following:
Small business deduction	(54,505)		(47,321)
Dividend on redeemable shares	41,522		—
Permanent differences and other	31,589		3,057

Income tax	$319,286	34.0%	$462,842	28.3%

12.      Supplemental cash flow disclosure and other information:

(a)         Net changes in operating assets and liabilities:

	2006	2005
		(Unaudited)

Accounts receivable	$23,160	$(363,821)
Inventories	30,422	(113,918)
Prepaid expenses	15,586	(21,262)
Accounts payable and accrued liabilities	(29,511)	67,647
Income taxes	(338,048)	386,944
Warranty liability	34,329	(6,295)
Customer deposits	(54,525)	(9,970)

	$(318,587)	$(60,675)

(b)        Cash paid for:

	2006	2005
		(Unaudited)

Interest	$52,228	$45,218
Income taxes	747,400	51,600

(c)   Research and development:

Research and development expenses were $36,443 (2005 - $108,780 unaudited). Related research tax credits amounted to $21,236 (2005 - $69,397 unaudited). The balance of deferred development costs as at November 30, 2006 was nil (2005 - nil unaudited).

13.         Comparative figures:

Certain of the 2005 comparative figures have been reclassified to conform with the basis of presentation adopted in the current year. The most significant reclassification related to the Company electing to no longer use the differential reporting options available to non-publicly accountable enterprises. As a result, the following adjustments were made to the comparative figures to present the redeemable shares as current liabilities, at their redemption value.

(Unaudited)

Increase (decrease):
Current liabilities	$2,861,832
Share capital	(333,375)

Retained earnings, opening	$(2,528,457)

14.      Subsequent event:

On October 12, 2007, Ballantyne of Omaha Inc., a U.S. publicly listed company, acquired the majority of Marcel Desrochers Inc.’s net assets for $3,400,000 U.S. dollars in cash, subject to post closing adjustments. Excluded from the assets acquired were the building and related indebtedness which were retained by the seller.

15. United States accounting principles:

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in Canada (Canadian GAAP), which, in the case of the Company, conform in all material respects with those in the United States (U.S. GAAP), except as follows:

Redeemable shares

Canadian GAAP requires the classification of shares redeemable at the option of the holder at any time as current liabilities. Pursuant to accounting series release No. 268, presentation in financial statements of redeemable preferred stocks (“ASR 268”), these shares are temporary equity and are classified in a separate section of the balance sheet, after long-term debt and above shareholders’ equity and measured at their redemption amount.

Dividends issued on these redeemable shares classified as current liabilities are charged to earnings under Canadian GAAP, whereas they are recorded as a reduction of retained earnings under ASR 268.

Reconciliation of net income

The following table reconciles the net income as reported on the Statement of Earnings to the net income that would have been reported had the financial statements been prepared in accordance with U.S. GAAP:

	2006	2005
		(Unaudited)

Net income in accordance with Canadian GAAP	$620,342	$1,172,983
Adjustment for dividends declared	130,000	—

Net income in accordance with U.S. GAAP	$750,342	$1,172,983

Condensed Balance Sheet in accordance with U.S. GAAP

The following summarizes the Balance Sheet amounts in accordance with U.S. GAAP:

	2006	2005
		(Unaudited)

Current assets	$3,517,274	$3,542,605
Non-current assets	2,158,788	2,274,181

	$5,676,062	$5,816,786

Current liabilities	$1,231,453	$1,605,681
Redeemable shares	2,611,807	2,861,832
Shareholders’ equity	1,832,802	1,349,273

Total liabilities and shareholders’ equity	$5,676,062	$5,816,786

Condensed Statement of Cash Flows in accordance with U.S. GAAP

The following summarizes the Statement of Cash Flows in accordance with U.S. GAAP.   The differences are due to the treatment of the redeemable shares discussed above.

	2006	2005
		(Unaudited)

Operating activities	$585,772	$1,311,396
Financing activities	(501,858)	(179,094)
Investing activities	(28,528)	(235,563)
Foreign exchange loss on cash and cash equivalents denominated in foreign currency	(6,016)	(8,460)

Increase in cash and cash equivalents	49,370	888,279

Cash and cash equivalents, beginning of year	1,338,859	450,580

Cash and cash equivalents, end of year	$1,388,229	$1,338,859